Exhibit 99.1

Second Sight Reports Third Quarter 2015 Financial Results

Sylmar, CA, October 29, 2015 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three-month and nine-month periods ended September 30, 2015.

Highlights of and Subsequent to the Third Quarter 2015:

•	Net revenue increased by 265% to $2.2 million in the third quarter of 2015, compared to $609,000 in the prior year period;
•	15 Argus® II systems implanted worldwide, compared to five during the prior year period;
•	Gross margin improved to 66% during the quarter;
•	Added two active hospitals and ambulatory surgery centers for a total of 31 worldwide;
•	Expanded Medicare coverage to three Medicare Administrative Contractors (MACs) with the addition of favorable coverage for 10 new states from National Government Services announced today;
•	Including the 10 new states, coverage now spans a total of 16 states (Connecticut, Illinois, Kentucky, Maine, Massachusetts, Minnesota, New Hampshire, New York, North Carolina, Ohio, Rhode Island, South Carolina, Vermont, Virginia, West Virginia, and Wisconsin); and
•	Successfully implanted second subject in our Dry Age-Related Macular Degeneration (AMD) clinical trial in the U.K; identified three remaining subjects with surgeries scheduled before the end of the year.

“This was our fourth consecutive quarter of year-over-year growth since our IPO, highlighted by steady growth in U.S. implants, increasing revenue and expanding margins. Our reimbursement efforts are progressing. We secured our third MAC and now have favorable coverage in four out of 12 MAC jurisdictions, spanning 16 states. As we add to the increasing body of published evidence supporting the safety and benefits of the Argus II implant, we expect to make further inroads with the remaining MACs and private insurance companies who continue to issue favorable coverage decisions on a case by case basis,” said Will McGuire, President and CEO of Second Sight.”

“Our goal is to develop superior products, deliver exceptional user experiences and provide the necessary infrastructure to support commercial success. We continue to advance our research and development programs to further enhance the Argus II, explore its potential in new indications such as AMD and leverage the technology to potentially treat patients with nearly all forms of blindness. As the leader in an emerging industry, we are focused on building a solid foundation for sustained growth. We are confident that executing our strategic plan will deliver long-term value to customers and shareholders alike,” concluded McGuire.

Page 2: Second Sight Reports Third Quarter 2015 Financial Results

Third Quarter 2015 Financial Results

Total revenue was $2.2 million for the third quarter of 2015, up 265% compared with $609,000 in the third quarter of 2014. The increase was primarily due to a higher number of implanted Argus II retinal prostheses in the third quarter of 2015 versus the year-ago quarter. There were 15 Argus II retinal prostheses implanted in the third quarter of 2015, compared to five for the third quarter of 2014. In the third quarter of 2015, the Company collected and recognized approximately $400,000 in net deferred revenue related to implants performed in prior quarters.

Gross profit was $1.5 million in the third quarter of 2015, compared to $193,000 in the third quarter of 2014. The improvement reflects the higher levels of production to meet demand, which allowed Second Sight to lower the overall cost per unit by spreading manufacturing overhead across more units.

Total operating expenses in the third quarter of 2015 were $6.1 million, compared with $5.8 million in the third quarter of 2014, reflecting the Company’s increased investment in sales and marketing to support unit growth, as well as costs associated with being a publicly-traded company partially offset by a decrease in research and development expense due to the utilization of $778,000 in grant funding during the third quarter of 2015.

Operating loss in the third quarter of 2015 was $4.7 million, compared to an operating loss of $5.6 million for the same period last year.

Net loss in the third quarter of 2015 was $4.7 million, or $0.13 per share, compared with a net loss of $7.6 million, or $0.31 per share, in the prior year quarter. The Company recorded non-cash charges of $942,000 during the third quarter of 2015, compared with non-cash charges of $3.0 million during the third quarter of 2014.

Non-GAAP adjusted net loss in the third quarter of 2015, excluding non-cash expenses, was $3.7 million, or a non-GAAP net loss of $0.10 per share, compared to a non-GAAP adjusted net loss of $4.7 million, or $0.19 per share in the third quarter of 2014.

Nine Months Ended September 30, 2015 Financial Results

For the nine months ended September 30, 2015, total revenue was $6.6 million in 2015, compared to $1.9 million in 2014. The increase reflects volume growth in the number of implanted Argus II retinal prostheses.

Gross profit during the nine months ended September 30, 2015 was $3.0 million, versus a gross loss of $259,000 in 2014. The improvement is primarily due to increased sales of implants.

Page 3: Second Sight Reports Third Quarter 2015 Financial Results

Total costs and operating expenses during the first nine months of 2015 were $17.5 million versus $15.4 million during the same period in 2014. This increase is primarily due to additional investments in the business, as well as costs associated with Second Sight being publicly-traded. During the first nine months of 2015, the Company utilized $1.3 million of grant funding to offset higher research and development spending.

Operating loss in the first nine months of 2015 was $14.6 million, compared to an operating loss of $15.7 million in 2014.

Net loss for the nine months ended September 30, 2015 was $14.5 million, or $0.41 per share, compared with a net loss of $21.6 million, or $0.91 per share, in the prior year period. Non-GAAP adjusted net loss for the nine months ended September 30, 2015, excluding non-cash expenses, was $12.4 million, or a loss of $0.35 per share compared with non-GAAP adjusted net loss of $13.8 million and $0.59 per share in the prior year period.

As of September 30, 2015, Second Sight had $21.7 million in cash and cash equivalents and no debt.

2015 Objectives

•	Double the number of Centers of Excellence, over 2014, globally to drive further patient adoption.
•	Secure coverage with additional Medicare Administrative Contractors across the U.S. and with other payers, in addition to other key markets globally.
•	Initiate and complete enrollment for Age-related Macular Degeneration Feasibility Clinical Trial.
•	Develop and test a pre-clinical Orion™ I Visual Cortical Prosthesis.
•	Make significant advancements for the Argus II software upgrade scheduled for deployment in 2016.
•	Further expand the patent estate around new products and future development discoveries.

Page 4: Second Sight Reports Third Quarter 2015 Financial Results

Conference Call

As previously announced, Second Sight management will host its third quarter conference call as follows:

Date	Thursday, October 29, 2015
Time	4:30 PM EDT
Telephone U.S:	(800) 926-9871
International:	(415) 226-5355
Webcast (live and archive)	www.secondsight.com under the ‘Investor Relations’ section.

A replay of the conference call will be available for two weeks after the call’s completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21780255. The archived webcast will be available for 30 days via the aforementioned URL.

About the Argus II® Retinal Prosthesis System

Second Sight’s Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina’s remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight’s mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment has been completed in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Page 5: Second Sight Reports Third Quarter 2015 Financial Results

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company’s definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation, interest expense on convertible notes and amortization of discount on convertible notes. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Investor Relations:

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Page 6: Second Sight Reports Third Quarter 2015 Financial Results

Individual Investors
MZ North America
Matt Hayden, Chairman

949-259-4896
matt.hayden@mzgroup.us

Media Relations:
Pascale Communications, LLC
Allison Potter, Senior Account Executive
412-228-1678
allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

### Financial Tables Follow ###

Page 7: Second Sight Reports Third Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$268,658	$619,411
Money market funds	21,400,465	33,999,563
Accounts receivable	1,307,903	707,648
Inventories, net	8,137,965	5,721,991
Prepaid expenses and other current assets	751,389	927,575

Total current assets	31,866,380	41,976,188

Property and equipment, net	1,350,916	1,004,646
Deposits and other assets	70,193	88,610

Total assets	$33,287,489	$43,069,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$544,445	$513,106
Accrued expenses	1,881,597	1,412,383
Accrued compensation expense	2,249,917	1,361,894
Accrued clinical trial expense	556,833	488,910
Deferred revenue	783,453	599,904
Deferred grant revenue	2,767,141	4,075,000

Total current liabilities	8,783,386	8,451,197

Commitments and contingencies

Stockholders’ equity	24,504,103	34,618,247

Total liabilities and stockholders’ equity	$33,287,489	$43,069,444

Page 8: Second Sight Reports Third Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$2,226,800	$609,429	$6,587,981	$1,877,632
Cost of sales	757,101	416,632	3,622,240	2,137,119
Gross profit (loss)	1,469,699	192,797	2,965,741	(259,487)

Operating expenses:
Research and development, net of grants	592,820	1,419,992	2,489,441	3,679,667
Clinical and regulatory	984,193	630,427	2,543,013	1,937,562
Selling and marketing	2,132,111	1,607,106	6,425,062	4,690,195
General and administrative	2,422,964	2,184,326	6,078,885	5,101,504
Total operating expenses	6,132,088	5,841,851	17,536,401	15,408,928

Loss from operations	(4,662,389)	(5,649,054)	(14,570,660)	(15,668,415)

Interest and other income (expense), net	(3,561)	2,802	25,998	20,237
Interest expense on convertible promissory notes	—	(558,033)	—	(1,655,903)
Amortization of discount on convertible promissory notes	—	(1,440,016)	—	(4,320,048)

Net loss	$(4,665,950)	$(7,644,301)	$(14,544,662)	$(21,624,129)

Net loss per common share – basic and diluted	$(0.13)	$(0.31)	$(0.41)	$(0.91)

Weighted average shares outstanding – basic and diluted	35,835,578	24,503,399	35,555,110	23,647,632

Page 9: Second Sight Reports Third Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net loss	$(4,665,950)	$(7,644,301)	$(14,544,662)	$(21,624,129)

Add back non-cash charges:
Stock-based compensation	942,034	562,217	2,150,695	1,385,981
Forgiveness of debt related to stock option exercise	—	422,643	—	422,643
Non-cash interest accrued on convertible notes payable	—	558,033	—	1,655,903
Amortization of discount on convertible notes payable	—	1,440,016	—	4,320,048
Non GAAP net loss	$(3,723,916)	$(4,661,392)	$(12,393,967)	$(13,839,554)

Net loss per share	$(0.13)	$(0.31)	$(0.41)	$(0.91)

Add back non-cash charges:
Stock-based compensation	0.03	0.02	0.06	0.06
Forgiveness of debt related to stock option exercise	—	0.02	—	0.01
Non-cash interest accrued on convertible notes payable	—	0.02	—	0.07
Amortization of discount on convertible notes payable	—	0.06	—	0.18
Non GAAP net loss per share	$(0.10)	$(0.19)	$(0.35)	$(0.59)